UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 Wisconsin Ave, Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

On August 8, 2016, Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), and Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Equity Distribution Agreement (the “Agreement”) with Barclays Capital Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and USCA Securities LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell, from time to time, through or to the Managers, common units representing limited partner interests in the Partnership up to an aggregate offering amount of $100,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise, in block transactions or as otherwise agreed with the Managers. As agents, the Managers will not engage in any transactions that stabilize the market price of the Common Units.

The Partnership intends to use the net proceeds of any sales pursuant to the Agreement, after deducting the Managers’ commissions and offering expenses, for general partnership purposes, including repayment of debt, acquisitions, capital expenditures and working capital.

Under the terms of the Agreement, the Partnership may also sell the Common Units to one or more of the Managers as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Common Units to a Manager as principal will be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Common Units to be issued pursuant to the Agreement are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-211136), which was declared effective by the Securities and Exchange Commission on June 24, 2016.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Managers, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

Certain of the Managers or their affiliates have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. Such Managers or their affiliates have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Affiliates of certain of the Managers are lenders under the Partnership’s credit facilities.  To the extent the Partnership uses proceeds from any sales pursuant to the Agreement to repay borrowings under such credit facilities, such affiliates will receive a portion of the proceeds from any such sales.

Item 9.01.                Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated August 8, 2016, by and among Barclays Capital Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and USCA Securities LLC.
5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: August 8, 2016

	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated August 8, 2016, by and among Barclays Capital Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and USCA Securities LLC.
5.1	Opinion of Vinson & Elkins L.L.P. regarding the legality of the Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).